Exhibit to Item 77(i)
Terms of New or Amended Securities

Description of Class U Shares of HighMark Value Fund (f/k/a HighMark Value Momentum Fund) is incorporated by reference to Post-Effective Amendment No. 68 to Form N-1A filed with the Securities and Exchange Commission on July 25, 2011 (Accession No. 0001193125-11-195670) and effective October 10, 2011.